Exhibit 10.2

HOUSTON WIRE & CABLE COMPANY
2017 STOCK PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

A Restricted Stock Unit (“RSU”) Award (the “Award”) is hereby granted by Houston Wire & Cable Company, a Delaware corporation (the “Company”), to the non-employee Director named below (the “Grantee”), relating to the Common Stock of the Company:

Director:

Date of Award:

Number of RSUs Subject to Award:

End of Vesting Period:

The Award shall be subject to the following terms and conditions and the provisions of the Houston Wire & Cable Company 2017 Stock Plan (the “Plan”), a copy of which is attached hereto and the terms of which are hereby incorporated by reference:

1.                  Grant of Award. The Company hereby grants to the Grantee the Award of RSUs. An RSU is the right, subject to the terms and conditions of the Plan and this Agreement, to receive a distribution of one share of Common Stock or cash equal to the Fair Market Value of a share of Common Stock for each RSU as described in Section 7 of this Agreement.

2.                  Acceptance by Grantee. The receipt of the Award is conditioned upon its acceptance by the Grantee in the space provided therefor at the end of this Agreement and the return of an executed copy of this Agreement to the Secretary of the Company no later than _______________. If the Grantee shall fail to return this executed Agreement by the due date, the Grantee’s Award shall be forfeited to the Company.

3.                  RSU Account. The Company shall maintain an account (the “RSU Account”) on its books in the name of the Grantee which shall reflect the number of RSUs awarded to the Grantee and any dividend equivalents paid to the Grantee as described in Section 4.

4.                  Dividend Equivalents. Upon the payment of any dividends on Common Stock occurring during the period beginning on the date of the Award and ending on the date the RSUs are settled in Common Stock or cash and distributed to the Grantee as described in Section 7 (or if earlier, the date the RSUs are forfeited), the Company shall credit the Grantee’s RSU Account with an amount equal in value to the dividends that the Grantee would have received had the Grantee been the actual owner of the number of shares of Common Stock represented by the RSUs in the Grantee’s RSU Account on that date. Such amounts shall be paid to the Grantee in cash at the time and to the extent the RSU Account is distributed to the Grantee. Any dividend equivalents relating to RSUs that are forfeited shall also be forfeited.

5.                  Nontransferability. Except as set forth in Section 12 of the Plan, neither the Award nor any of the RSUs subject to the Award may be sold, assigned, pledged, encumbered or otherwise transferred, voluntarily or involuntarily. Any attempted sale, assignment, pledge, encumbrance or transfer of the Award, other than in accordance with its terms, shall be void and of no effect.

6.                  Vesting.

(a)                Except as set forth in (b), (c) and (d) below, the Grantee shall become vested in the Award on the date of the Company’s ____ Annual Meeting of Stockholders if the Grantee remains in continuous service on the Board until such date.

(b)               If the Grantee’s service on the Board terminates prior to the date of the Company’s ____ Annual Meeting of Stockholders due to death, disability or retirement in accordance with the Company’s director retirement policy, the Award shall become vested on the date of such death, disability or retirement. For this purpose “disability” means (as determined by the Committee in its sole discretion) the inability of the Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or disability or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(c)                If the Grantee’s service on the Board terminates prior to the date of the Company’s ____ Annual Meeting of Stockholders for any reason other than the Grantee’s death, disability or retirement as described in Section 6(b) above or following a Change in Control as described in Section 6(d)(ii) below, unvested RSUs subject to the Award shall be forfeited to the Company, and the Grantee’s rights, title and interest with respect to such forfeited RSUs shall automatically lapse and be of no further force or effect. The Grantee hereby irrevocably designates and appoints the Secretary of the Company as the Grantee’s agent and attorney in fact, to act for or on behalf of the Grantee and in his or her name and stead, for the limited purpose of executing any documents and instruments to further evidence the forfeiture of the unvested RSUs.

(d)               If there is a Change in Control of the Company and the Grantee has remained in continuous service on the Board until such date:

(i)                 unless the Award is continued or assumed by a public company in an equitable manner, all of the RSUs subject to the Award shall vest as of the date of the Change in Control, and the Company shall immediately distribute to the Grantee his RSU Account as described in Section 7; provided, however, that if the Change in Control does not constitute a “change in control” as described in Treas. Reg. §1.409A-3(i)(5), then distribution of the RSU Account shall be deferred until the date of the Grantee’s termination of service on the Board; and

(ii)               if the Award is continued or assumed by a public company in an equitable manner, the RSUs subject to the Award shall continue to vest as provided in this Section 6; provided that if the Grantee’s service on the Board terminates on or after the Change in Control, the unvested RSUs shall fully vest and the Company shall immediately distribute to the Grantee his RSU Account as described in Section 7.

7.                  Settlement of Award. Subject to the next following sentence, if the Grantee becomes vested in the Award in accordance with Section 6, within 30 days following the date of the Grantee’s termination of service on the Board, the Company shall distribute to the Grantee, or his or her personal representative, beneficiary or estate, as applicable, (a) a number of shares of Common Stock equal to the number of vested RSUs subject to the Award and (b) a cash payment equal to the dividend equivalents that are payable pursuant to Section 4. If, at the time the Grantee becomes vested in the Award the Plan has not been approved by the Company’s stockholders, then in lieu of delivering shares pursuant to clause (a) above, the Company shall distribute cash equal to the Fair Market Value of the number of vested RSUs subject to the Award.

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8.                  Share Delivery. If the Award is settled in shares of Common Stock, delivery of such shares will be by book-entry credit to an account in the Grantee’s name established by the Company with the Company’s transfer agent; provided that the Company shall, upon written request from the Grantee (or his or her estate or personal representative, as the case may be), issue certificates in the name of the Grantee (or his or her estate or personal representative) representing such Award shares.

9.                  Rights as Stockholder. The Grantee shall not be entitled to any of the rights of a stockholder of the Company with respect to the Award, including the right to vote and to receive dividends and other distributions, until and to the extent the Award is settled in shares of Common Stock.

10.              Administration. The Award shall be administered in accordance with such regulations as the Committee shall from time to time adopt.

11.              Plan Governs. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall govern. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

12.              Governing Law. This Agreement, and the Award, shall be construed, administered and governed in all respects under and by the laws of the State of Delaware.

[signature page follows]

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IN WITNESS WHEREOF, this Agreement is executed by the Company this __th day of ________, _____, effective as of the ___day of ________, _____.

HOUSTON WIRE & CABLE COMPANY

By:

AGREED AND ACCEPTED:

I acknowledge receipt of the Houston Wire & Cable Company 2017 Stock Plan and hereby accept this Restricted Stock Unit Award subject to all the terms and conditions thereof. I agree to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions arising under the Plan or this Award Agreement.

GRANTEE

Print Name:

Signature:

Date:

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